Exhibit 99.2

CONTACT:	William George, CFO (713-830-9650)	675 Bering Drive, Suite 400
	Julie Shaeff, CAO (713-830-9687)	Houston, Texas 77057
	ir@comfortsystemsusa.com	713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA DECLARES QUARTERLY DIVIDEND

Houston, TX — April 28, 2021 — Comfort Systems USA, Inc. (NYSE: FIX), a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, today announced that its board of directors declared a quarterly dividend of $0.115 per share on Comfort Systems USA, Inc. common stock. The dividend is payable on May 25, 2021 to stockholders of record at the close of business on May 14, 2021.

Comfort Systems USA® is a premier provider of business solutions addressing workplace comfort, with 139 locations in 113 cities around the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.